UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 18, 2016

CLS HOLDINGS USA, INC.
(Exact name of registrant as specified in its charter)

Nevada	333-174705	45-1352286
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1435 Yarmouth Street
Boulder, Colorado	80304
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:  (888) 438-9132

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Securities Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01                      Entry into a Material Definitive Agreement.

On April 18, 2016 (the “Closing Date”), CLS Holdings USA, Inc. (“we,” “us,” “our,” “CLS,” or “Company”) entered into an Equity Purchase Agreement (the “Purchase Agreement”) with Old Main Capital, LLC (“Old Main”), whereby, upon the terms and subject to the conditions thereof, Old Main is committed to purchase shares of our common stock (the “Commitment Shares”) at an aggregate price of up to $4,000,000 over the course of its 24-month term.

From time to time over the 24-month term of the Purchase Agreement, commencing on the trading day immediately following the date on which a registration statement registering the Commitment Shares (the “Registration Statement”) becomes effective, we may, in our sole discretion, provide Old Main with a put notice (“Put Notice”) to purchase a specified number of the Commitment Shares (each a “Put Amount Requested”) subject to the limitations discussed below. Upon delivery of a Put Notice, we must deliver the Put Amount Requested as Deposit Withdrawal at Custodian (“DWAC”) shares to Old Main within two (2) trading days.

The actual amount of proceeds we receive pursuant to each Put Notice (each, the “Put Amount”) is to be determined by multiplying the Put Amount Requested by the applicable purchase price. The purchase price of each Commitment Share equals 80% of the “Market Price,” which is defined as the lowest daily volume weighted average price of our common stock (“VWAP”) during the five-trading-day-period immediately following the clearing date associated with the applicable Put Notice (the “Valuation Period”). Within two (2) trading days following the end of the Valuation Period, Old Main will deliver the Put Amount to us via wire transfer.

The Put Amount Requested pursuant to any single Put Notice must have an aggregate value of at least $25,000 based upon the Market Price and cannot exceed the lesser of (i) 200% of the average daily share volume of the common stock in the five (5) trading days immediately preceding the Put Notice or (ii) such number of shares of common stock that has an aggregate value of $500,000, based upon the Market Price.

In order to deliver a Put Notice, certain conditions set forth in the Purchase Agreement must be met. In addition, we are prohibited from delivering a Put Notice if: (i) the sale of Commitment Shares pursuant to such Put Notice would cause us to issue and sell to Old Main, or Old Main to acquire or purchase,  a number of shares of our common stock that, when aggregated with all shares of common stock purchased by Old Main pursuant to all prior Put Notices issued under the Purchase Agreement, would exceed the total Commitment Shares; or (ii) the sale of the Commitment Shares pursuant to the Put Notice would cause us to issue and sell to Old Main, or Old Main to acquire or purchase, an aggregate number of shares of common stock that would result in Old Main beneficially owning more than 4.99% of the issued and outstanding shares of our common stock.

Unless earlier terminated, the Purchase Agreement will terminate automatically on the earlier to occur of: (i) March 17, 2018, (ii) the date on which the Selling Stockholder has purchased or acquired all of the Commitment Shares or (iii) the date on which certain bankruptcy proceedings are initiated with respect to the Company.

Item 2.03                      Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The disclosure in Item 1.01 of this Current Report on Form 8-K is incorporated by reference into this Item.

Item 3.02                      Unregistered Sales of Equity Securities

The disclosure in Item 1.01 of this Current Report on Form 8-K is incorporated by reference into this Item.

Old Main is an accredited investor (as that term is defined in Regulation D of the Securities Act), and in issuing the above securities to Old Main, we relied on and intend to rely on the exemption from the registration requirements of the Securities Act provided by Rule 506 of Regulation D promulgated thereunder and/or Section 4(a)(2) of the Securities Act.

Item 9.01                      Financial Statements and Exhibits

 (d)           Exhibits.

Exhibit No.	Description of Exhibit

10.1	Equity Purchase Agreement dated April 18, 2016 by and between CLS Holdings USA, Inc. and Old Main Capital, LLC.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CLS HOLDINGS USA, INC.

Date: April 20, 2016	By:/s/ Jeffrey I. Binder
Jeffrey I. Binder Chairman, President and Chief Executive Officer

EXHIBIT INDEX

Exhibit No.	Description of Exhibit

10.1	Equity Purchase Agreement dated April 18, 2016 by and between CLS Holdings USA, Inc. and Old Main Capital, LLC.